ATLANTIC COAST FEDERAL CORP.
                    2008 EXECUTIVE DEFERRED COMPENSATION PLAN

     WHEREAS, Atlantic Coast Federal Corp. (the "Company") desires to ensure the continued service of its members of executive management (each an "Executive"); and

     WHEREAS, the Company wishes to establish this plan (the "Plan") of nonqualified deferred compensation effective as of January 1, 2008, for the benefit of its Executives that will provide such Executives with an additional means of supplemental or retirement income; and

     WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") requires that certain types of nonqualified deferred compensation arrangements comply with its terms and the Treasury Regulations promulgated thereunder, or the recipient of such compensation shall be subject to additional taxes and penalties.

     NOW, THEREFORE, this Plan is hereby adopted by the Company, as follows:

                                    ARTICLE I
                                     PURPOSE

     The purpose of this Plan is to provide current tax planning opportunities as well as supplemental funds for retirement or death for Executives of the Company through a plan of nonqualified deferred compensation. The Plan shall be effective January 1, 2008. The Plan is not intended to be a tax-qualified retirement plan under Code Section 401(a). The Plan is intended to comply with Code Section 409A and any regulatory or other guidance issued under such Section. Any terms of the Plan that conflict with Code Section 409A shall be null and void as of the effective date of the Plan. For purposes of this Plan, any reference to the "Bank" shall mean Atlantic Coast Bank, the wholly-owned subsidiary of the Company.

                                   ARTICLE II
                                  DEFINITIONS

     For the purposes of this Plan, the following terms have the meanings indicated, unless the context clearly indicates otherwise:

     2.1 Account. "Account" means the Account as maintained by the Company in accordance with Article IV with respect to any deferral of Compensation pursuant to this Plan. An Executive's Account shall be utilized solely as a device for the determination and measurement of the amounts to be paid to the Executive pursuant to the Plan. An Executive's Account shall not constitute or be treated as a trust fund of any kind.

     2.2 Base Salary. "Base Salary" means the Executive's base annual salary for the applicable Plan Year.

     2.3 Beneficiary. "Beneficiary" means the person or persons (and their heirs) designated as Beneficiary by the Executive (on the beneficiary designation form attached hereto as Exhibit B) to whom the deceased Executive's benefits are payable. If no Beneficiary is so designated, then the Executive's spouse, if living, will be deemed the Beneficiary. If the Executive's spouse is not living, then the children of the Executive will be deemed the Beneficiaries and will take on a per stirpes basis. If there are no living children, then the estate of the Executive will be deemed the Beneficiary.

     2.4 Board. "Board" means the Board of Directors of the Company.

     2.5 Bonus. "Bonus" means earnings awarded to the Executive, at the option of the Company, which may or may not occur during each Plan Year.

     2.6 Cause. Termination for "Cause" shall mean termination because of Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, material breach of the Bank's Code of Ethics, material violation of the Sarbanes-Oxley requirements for officers of public companies, that in the reasonable opinion of the Board will likely cause substantial financial harm or substantial injury to the reputation of the Bank or the Company, willfully engaging in actions that in the reasonable opinion of the Board will likely cause substantial financial harm or substantial injury to the business reputation of the Bank, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Plan.

     2.7 Change in Control. (a) "Change in Control" shall mean (i) a change in the ownership of the Company, (ii) a change in the effective control of the Company, or (iii) a change in the ownership of a substantial portion of the assets of the Company, as described below. Notwithstanding anything herein to the contrary, the reorganization of the Company by way of a second step conversion shall not be deemed to be a Change in Control.

         (b) A change in the ownership of a corporation occurs on the date that any one person, or more than one person acting as a group (as defined in Treasury Regulations section 1.409A-3(i)(5)(v)(B)), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation. For these purposes, a change in ownership will not be deemed to have occurred if no stock of the Company is outstanding.

         (c) A change in the effective control of the Company occurs on the date that either (i) any one person, or more than one person acting as a group (as defined in Treasury Regulations section 1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of such Company, or (ii) a majority of the members of the Company's board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's board of directors prior to the date of the appointment or election, provided that this sub-section "(ii)" is inapplicable where a majority shareholder of the Company is another corporation.

         (d) A change in a substantial portion of the Company's assets occurs on the date that any one person or more than one person acting as a group (as defined in Treasury Regulations section 1.409A-3(i)(5)(vii)(C)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of (i) all of the assets of the Company, or (ii) the value of the assets being disposed of, either of which is determined without regard to any liabilities associated with such assets. For all purposes hereunder, the definition of Change in Control shall be construed to be consistent with the requirements of Treasury Regulations section 1.409A-3(i)(5), except to the extent that such proposed regulations are superseded by subsequent guidance.

     2.8 Code. "Code" means the Internal Revenue Code of 1986, as amended.

     2.9 Committee. "Committee" means the Committee appointed to administer the Plan pursuant to Article VI.

     2.10 Company. "Company" means Atlantic Coast Federal Corp. or any successor
to  the  business  thereof,  and  any  affiliated  or  subsidiary   corporations
designated by the Board.

     2.11 Compensation. "Compensation" means the Base Salary and Bonus to which the Executive becomes entitled during the Deferral Period.

     2.12 Deferral Period. "Deferral Period" means the period of months over which an Executive has elected to defer a portion of his Compensation. Each calendar year shall be a separate Deferral Period.

     2.13 Executive. "Executive" means an executive officer who is designated by the Board to participate in the Plan. Individuals initially designated by the Board to participate in the Plan are identified on Schedule A attached hereto. Persons who become eligible following the adoption of the Plan shall be set forth on Schedule A upon designation by the Board.

     2.14 Plan Benefit. "Plan Benefit" means the benefit payable to an Executive as calculated in Article V.

     2.15 Plan Year. "Plan Year" means the period from January 1 to December 31.

     2.16 Separation from Service. "Separation from Service" means the Executive's death, retirement or other termination of employment with the Company within the meaning of Code Section 409A. No Separation from Service shall be deemed to occur due to military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six months or, if longer, so long as the Executive's right to reemployment is provided by law or contract. If the leave exceeds six months and the Executive's right to reemployment is not provided by law or by contact, then the Executive shall have a Separation from Service on the first date immediately following such six-month period.

    Whether a termination of employment has occurred is determined based on whether the facts and circumstances indicate that the Company and Executive reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Executive would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than 49% of the average level of bona fide services performed over the immediately preceding 36 months (or such lesser period of time in which the Executive has provided services for the Company). The determination of whether the Executive has a Separation from Service shall be made by applying the presumptions set forth in the Treasury Regulations under Code Section 409A.

     2.17 Specified Employee. "Specified Employee" means with respect to a publicly traded company, an employee of the Company who is also a "key employee" within the meaning of Code Section 416(i), without regard to paragraph 5 thereof.

     2.18 Trustee. "Trustee" means the Trustee, if any, of any grantor trust which may be established by the Company to accumulate assets for the purpose of funding the benefits promised under this Plan.

     2.19 Unforeseeable Emergency. "Unforeseeable Emergency" means a severe financial hardship to the Executive resulting from:

         (a) an illness or accident of -

             (i) the Executive,

             (ii) the Executive's  spouse, or (iii) the Executive's  "dependent"
                  (as defined in Code Section 152(a));

         (b) loss of the Executive's property due to casualty; or

         (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Executive's control. The term "Unforeseeable Emergency" shall be construed consistent with Code Section 409A and the Treasury Regulations and other guidance issued thereunder.

     2.20 Valuation Date. "Valuation Date" means the last day of each Plan Year and such other dates as determined form time to time by the Committee.

                                   ARTICLE III
                     PARTICIPATION AND DEFERRAL COMMITMENTS
                     --------------------------------------

     3.1 Eligibility and Participation.
         -----------------------------

         (a) Eligibility. Eligibility to participate in the Plan shall be limited to Executives.

         (b) Participation. An Executive may elect to participate in the Plan with respect to any Deferral Period by submitting, as to the initial Deferral Period, a Deferral Election Form (as set forth at Exhibit A), or, as to subsequent Deferral Periods, a Notice of Adjustment of Deferral (as defined in Section 3.3 and attached hereto as Exhibit C). The Deferral Election Form must be submitted to the Committee no later than thirty (30) days following notification of the Executive of eligibility to participate, and such Deferral Election Form shall be effective only with regard to Compensation earned or payable following the submission of the Deferral Election Form to the Committee.

     3.2 Form of Deferral. Except as provided in Section 3.1(b) above, an Executive may elect in the Deferral Election Form to defer any portion of his Compensation (in whole percentages) for the calendar year following the calendar year in which such Deferral Election Form is submitted.

     3.3 Adjustments to Deferred Elections. Deferral of the specific amount of Compensation designated in the Executive's Deferral Election Form shall continue in effect pursuant to the terms of this Plan unless and until the Executive amends such deferral election by filing with the Administrator a Notice of Adjustment of Deferral. A Notice of Adjustment of Deferral shall be effective if filed with the Committee at least fifteen (15) days prior to any January 1st during the Executive's Deferral Period. Such Notice of Adjustment of Deferral shall be effective commencing on the January 1st following its filing and shall be applicable only to Compensation attributable to services not yet performed. If a previously eligible Executive fails to submit a new Deferral Election Form or Notice of Adjustment of Deferral for a Deferral Period, the Committee shall treat the most recently submitted Deferral Election Form or Notice of Adjustment of Deferral as still in effect.

                                   ARTICLE IV
                         DEFERRED COMPENSATION ACCOUNTS
                         ------------------------------

     4.1 Accounts. For recordkeeping purposes only, an Account shall be maintained for each Executive. Separate subaccounts shall be maintained to the extent necessary to properly reflect the Executive's total vested Account balance.

     4.2 Elective Deferred Compensation. The amount of Compensation that an Executive elects to defer pursuant to Section 3 shall be withheld from each payment of Compensation and credited to the Executive's Account as the nondeferred portion of the Compensation becomes or would have become payable. Any withholding of taxes or other amounts with respect to deferred Compensation which is required by state, federal or local law shall be withheld from the Executive's nondeferred Compensation.

     4.3 Determination of Accounts. Each Executive's Account as of each Valuation Date will consist of the balance of the Executive's Account as of the immediately preceding Valuation Date, increased by Compensation deferred pursuant to the Executive's Deferral Election Form, or if applicable, Notice of Adjustment of Deferral form, and earnings, and decreased by distributions made since that Valuation Date.

     4.4 Investment of Accounts. Each Executive with an Account hereunder shall have the right to provide investment recommendations to the Committee with respect to amounts credited to the Account of such Executive. Such investment recommendations shall be limited to requests to invest the Executive's Account in (i) stock of the Company, (ii) those assets that can be liquidated within sixty (60) days with no loss of principal, or (iii) such other investments as may be approved by the Committee from time to time. To the extent the Executive has elected to invest his Account in stock of the Company, he cannot thereafter elect to diversify such Company stock into other assets that can be liquidated within sixty (60) days with no loss of principal. Each investment recommendation shall be provided to the Committee in writing, provided, however, that an Executive shall not be entitled to issue more than four such recommendations per calendar year. Within ten (10) days of receiving an Executive's investment recommendations, the Committee shall determined whether to implement such recommendations or, if a rabbi trust has been established in connection with this Plan, shall forward such recommendations to the Trustee of such rabbi trust. The Committee or the Trustee, as applicable, in its sole discretion, shall determine whether to implement the recommendations of an Executive and may determine to execute such recommendations in whole or in part. The Committee or Trustee shall not be responsible for any loss incurred as the result of implementing an Executive's investment recommendations. If a rabbi trust has been established in connection with the Plan and the Executive has elected to invest his Account in stock of the Company and other assets that can be liquidated within sixty (60) days with no loss of principal, then separate rabbi trusts shall be established to hold stock of the Company, and such other liquid assets, respectively.

     4.5 Vesting of Accounts. An Executive shall be one hundred percent (100%) vested at all times in the amount of Compensation elected to be deferred under this Plan and earnings thereon.

     4.6 Statement of Accounts. The Committee shall submit to each Executive during the month of January a statement setting forth the balance to the credit of the Account maintained for the Executive as of the immediately preceding December.

                                    ARTICLE V
                                    BENEFITS
                                    ---------

     5.1 Benefit Payment Upon Separation from Service. Unless the Executive has designated a specified date for payments to be made, upon an Executive's
Separation from Service for reasons other than death or Disability, the Executive shall be entitled to a distribution of his Account payable in the manner set forth in the Executive's Deferral Election Form. If the Executive has not specified an alternative time and form of payment on his or her Deferral Election Form, such payment shall be made in a lump sum within 30 days after the Executive's Separation from Service.

     5.2 Benefit Payment on Specified Date. An Executive may elect in his Deferral Election Form to have payments from his Account made or commence at a specified date set forth in the Deferral Election Form. Such specified date may be before or after the Executive's Separation from Service. However, if an Executive fails to designate a specified date, payments will be made upon the earliest of the Executive's Separation from Service, death or Disability.

     5.3 Death Benefit. Upon the death of an Executive, the Company shall pay to the Executive's Beneficiary an amount determined as follows:

     If the Executive dies after Separation from Service with the Company, and after commencement of distributions, the remaining unpaid balance of the Executive's vested Account shall be paid in the same form that payments were being made prior to the Executive's death. If the Executive dies after Separation from Service but before any distributions begin, his Beneficiary shall receive a lump sum payment of the Executive's Account balance. Such payment to the Beneficiary shall completely discharge the Company's obligations under the Plan.

     If the Executive dies prior to Separation from Service with the Company, his Account shall be paid over the period and in the manner selected by the Executive in his Deferral Election Form. If the Executive fails to specify a form of payment, his Beneficiary shall receive a lump sum payment of the Executive's Account Balance, payable within thirty (30) days of Executive's date of death.

     5.4 Disability Benefit. In the event of the Executive's Disability prior to Separation from Service, his Account shall be paid in accordance with the Executive's Deferral Election Form. If the Executive fails to designate a time and form of payment due to Disability, his Account shall be paid at the specified time or upon Separation from Service, as elected in the Executive's Deferral Election Form, provided, however, if the Executive does not have a Deferral Election Form in effect, his Account shall be paid in a lump sum within 30 days after his termination due to Disability.

     5.5 Distribution upon a Change in Control. In the event of a Change in Control of the Company, an Executive's Account will be paid to the Executive, irrespective of whether the Executive incurs a Separation from Service, in accordance with the Executive's Deferral Election Form. If the Executive fails to designate a different payment form upon Change in Control, his Account shall be paid at the specified time or upon Separation from Service as elected in the Executive's Deferral Election Form, provided, however, if the Executive does not have a Deferral Election Form in effect, his Account shall be paid in a lump sum within 30 days after the Change in Control.

     5.6 Hardship Distributions. Upon a finding that Executive has suffered an Unforeseeable Emergency, the Committee may, in its sole discretion, make distributions from the Executive's Account prior to the time specified for payment of benefits under the Plan. The amount of such distribution shall be limited to the amount necessary to satisfy the emergency, plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. The amounts necessary to satisfy the emergency will be determined after taking into account the extent to which the hardship is, or can be, relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Executive's assets, to the extent that the asset liquidation would not itself cause severe financial hardships. If a Hardship Distribution is approved, it shall be paid in a lump-sum form within thirty (30) days of the event which triggers payment, and the Executive's Account balance shall be reduced by an amount equal to the Hardship Distribution.

     5.7 Commencement of Payments; Delayed Distributions for Specified Employee. Except as otherwise set forth herein, payments under the Plan shall commence within thirty (30) days of the event that triggers distribution (or if later, within thirty (30) days of when the Company becomes aware or should reasonably have become aware of the event that triggers distribution). Notwithstanding the foregoing, if Executive is Specified Employee and the distribution is triggered by Executive's Separation from Service, payments under the Plan shall commence on the first day of the seventh month following the Executive's Separation from Service, to the extent necessary to avoid taxes and penalties under Code Section 409A.

     5.8  Automatic  Distributions.   Notwithstanding  anything  herein  to  the
contrary, if the Executive's Account (when added together with all of his benefits under all nonqualified deferred compensation plans maintained by the Company) is $10,000 or less at the time of the distribution event, payment shall be made in a single lump sum distribution, even if the Executive's Deferral Election Form specifies a different form of payment, and such payment shall be made before the later of (i) December 31 of the year in which the Executive terminates employment with the Company, or (ii) the 15th day of the third month following the Executive's termination of employment with the Company.

     5.9 Modification of Deferral Election. In the event an Executive desires to modify the time or form (e.g., from installments to lump sum or vice versa) of distribution of his Account (or any sub-account), the Executive may do so on a form provided by the Company, provided that:

         (a) the subsequent election shall not be effective for at least 12 months after the date on which the subsequent election is made;

         (b) except for payments upon the Executive's death, Disability or upon an Unforeseeable Emergency, the first of a stream of payments for which the subsequent election is made shall be deferred for a period of not less than five
(5) years from the date on which such payment  would  otherwise  have been made;
and

         (c) for payments scheduled to be made on a specified date or to commence under a fixed schedule, the subsequent election must be made at least 12 months before the date of the first scheduled payment.

     5.10 Form of Payment. All payments that are made to Executive pursuant to this Plan shall be paid in cash, provided, however, to the extent the Executive's Account is invested in stock of the Company, then the Executive's Account shall be distributed in-kind (e.g., in shares of Company common stock).

                                   ARTICLE VI
                                 ADMINISTRATION
                                 --------------

     6.1 Committee; Duties. This Plan shall be administered by the Committee, which shall be appointed by the Board. The Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions, including interpretations of this Plan, as may arise in connection with the Plan. A majority vote of the Committee members shall control any decision.

     6.2 Agents. The Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

     6.3 Binding Effect of Decisions. The decision or action of the Committee in respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules of regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

     6.4 Indemnity of Committee. The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct.

                                   ARTICLE VII
                                CLAIMS PROCEDURE
                                ----------------

     7.1 Claim. Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing within thirty (30) days.

     7.2 Denial of Claim. If the claim or request is denied, the written notice of denial shall state:

         (a) The reasons for denial, with specific reference to the Plan provisions on which the denial is based.

         (b) A description of any additional material or information required and an explanation of why it is necessary.

         (c) An explanation of the Plan's claim review procedure.

     7.3 Review of Claim. Any person whose claim or request is denied or who has not received a response within thirty (30) days may request review by notice given in writing to the Committee. The claim or request shall be reviewed by the Committee who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

     7.4 Final Decision. The decision on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions.

     7.5 Arbitration. If a claimant continues to dispute the benefit denial based upon completed performance of this Plan and the Deferral Election Form or the meaning and effect of the terms and conditions thereof, then the claimant may submit the dispute to mediation, administered by the American Arbitration Association ("AAA") (or a mediator selected by the parties) in accordance with the AAA's Commercial Mediation Rules. If mediation is not successful in resolving the dispute, it shall be settled by arbitration administered by the AAA under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                                  ARTICLE VIII
                       AMENDMENT AND TERMINATION OF PLAN
                       ---------------------------------

     8.1 Partial Termination. Notwithstanding anything herein contained to the contrary, the Company reserves the exclusive right to freeze or to amend the Plan at any time with respect to Compensation to be earned in the future, provided that no amendment to the Plan shall be effective to decrease or to restrict the amount accrued to the date of such amendment.

     8.2 Complete Termination. Subject to the requirements of Code Section 409A, in the event of complete termination of the Plan, the Plan shall cease to operate and the Company shall pay out to the Executive his benefit as if the Executive had terminated employment as of the effective date of the complete termination. Such complete termination of the Agreement shall occur only under the following circumstances and conditions:

         (a) The Board may terminate the Plan within 12 months of a corporate dissolution taxed under Code Section 331, or with approval of a bankruptcy court pursuant to 11 U.S.C. ss.503(b)(1)(A), provided that the amounts deferred under the Plan are included in the Executive's gross income in the latest of (i) the calendar year in which the Plan terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the payment is administratively practicable.

         (b) The Board may terminate the Plan by irrevocable Board action taken within the 30 days preceding a Change in Control (but not following a Change in Control), provided that the Plan shall only be treated as terminated if all substantially similar arrangements sponsored by the Company are terminated so that the Executive and all participants under substantially similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within 12 months of the date of the termination of the arrangements. For these purposes, "Change in Control" shall be defined in accordance with the Treasury Regulations under Code Section 409A.

         (c) The Board may terminate the Plan provided that (i) the termination and liquidation does not occur proximate to a downturn in the financial health of the Company, (ii) all arrangements sponsored by the Company that would be aggregated with this Plan under Treasury Regulations Section 1.409A-1(c) if the Executive covered by this Plan was also covered by any of those other arrangements are also terminated; (iii) no payments other than payments that would be payable under the terms of the arrangement if the termination had not occurred are made within 12 months of the termination of the arrangement; (iv) all payments are made within 24 months of the termination of the arrangements; and (v) the Company does not adopt a new arrangement that would be aggregated with any terminated arrangement under Treasury Regulations Section 1.409A-1(c) if the Executive participated in both arrangements, at any time within three years following the date of termination of the arrangement.

         (d) The Board may terminate the Plan pursuant to such other terms and conditions as the Internal Revenue Service may permit from time to time.

                                   ARTICLE IX
                                 MISCELLANEOUS
                                 -------------

     9.1 Unfunded Plan. This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of management or highly compensated employees. This Plan is not intended to create an investment contract, but to provide tax planning opportunities and retirement benefits to eligible individuals who have elected to participate in the Plan. Eligible individuals are select members of management who, by virtue of their position with the Company, are uniquely informed as to the Company's operations and have the ability to materially affect the Company's profitability and operations.

     9.2 Unsecured General Creditor. Executives and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Company, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Company. Such policies or other assets of the Company shall not be held under any trust for the benefit of Executives, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets and policies shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be that of an unfunded and unsecured promise of the Company to pay money in the future.

     9.3 Trust Fund. The Company shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Company may establish one or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Company.

     9.4 Payment to Executive, Legal Representative or Beneficiary. Any payment to any Executive or the legal representative, Beneficiary, or to any guardian or committee appointed for such Executive or Beneficiary in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Company, which may require the Executive, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Company.

     9.5 Nonassignability. Neither an Executive nor any other person shall have any right to commute, sell, assign, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by an Executive or any other person, nor be transferable by operation of law in the event of an Executive's or any other person's bankruptcy or insolvency.

     9.6 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

     9.7 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

     9.8 Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the State of Georgia.

     9.9 Validity. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

     9.10 Notice. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to any member of the Committee, the Plan Administrator, or the Secretary of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

     9.11 Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term "successors" as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.

     9.12 Acceleration of Payments. Except as specifically permitted herein or in other sections of this Plan, no acceleration of the time or schedule of any payment may be made hereunder. Notwithstanding the foregoing, payments may be accelerated hereunder by the Company, in accordance with the provisions of Treasury Regulation Section 1.409A-3(j)(4) and any subsequent guidance issued by the United States Treasury Department. Accordingly, payments may be accelerated, in accordance with requirements and conditions of the Treasury Regulations (or subsequent guidance) in the following circumstances: (i) as a result of certain domestic relations orders; (ii) in compliance with ethics agreements with the Federal government; (iii) in compliance with ethics laws or conflicts of interest laws; (iv) in limited cash-outs (but not in excess of the limit under Code Section 402(g)(1)(B)); (v) in the case of certain distributions to avoid a non-allocation year under Code Section 409(p); (vi) to apply certain offsets in satisfaction of a debt of the Executive to the Company; (vii) in satisfaction of certain bona fide disputes between the Executive and the Company; or (viii) for any other purpose set forth in the Treasury Regulations and subsequent guidance.

     9.13 Payment of Employment and Code Section 409A Taxes. Any distribution under this Plan shall be reduced by the amount of any taxes required to be withheld from such distribution. This Plan shall permit the acceleration of the time or schedule of a payment to pay employment related taxes as permitted under Treasury regulation Section 1.409A-3(j) or to pay any taxes that may become due at any time that the arrangement fails to meet the requirements of Code Section 409A and the regulations and other guidance promulgated thereunder. In the latter case, such payments shall not exceed the amount required to be included in income as the result of the failure to comply with the requirements of Code
Section 409A.



                            [Signature Page Follows]

     IN WITNESS WHEREOF, and pursuant to resolution of the Board of Directors of the Company, such corporation has caused this instrument to be executed by its duly authorized officer effective as of January 1, 2008.



                                            ATLANTIC COAST FEDERAL CORP.




By:  February 8 , 2008                      By: /s/ Robert J. Larison, Jr.
   --------------------------                   --------------------------------
         Date                                   Robert J. Larison, Jr.
                                                President and Chief Executive
                                                Officer

                                                                       Exhibit A

                          ATLANTIC COAST FEDERAL CORP.
                    2008 EXECUTIVE DEFERRED COMPENSATION PLAN
                             DEFERRAL ELECTION FORM

Instructions: Use this form to elect to defer your Base Salary and/or Bonus that are ordinarily payable to you during the year, and to designate how you wish to receive your benefits from the Atlantic Coast Federal Corp. 2008 Executive Deferred Compensation Plan (the "Plan").

Individuals who first participate in the Plan during a Plan year must complete this form within 30 days after the date that he or she became eligible to participate in the Plan.

Participant's Name:
                    -----------------------------------------------------

                                ELECTION TO DEFER
                                -----------------

     This Deferral Election Form shall become effective for the first payroll period that commences on or after the January 1 that next follows the date the Deferral Election Form is filed with the Company. If the Executive first becomes eligible to participate in the Plan during a Plan Year, but after January 1 of that Plan Year, this Deferral Election Form shall be effective as of the first payroll period next following the later of the date he/she is eligible to enter the Plan or the date the Committee receives an executed copy of this Deferral Election Form. This Deferral Election Form shall continue in effect, unless modified or revoked by the Executive, until the Executive terminates his/her employment with the Company.

    1) Deferral of Compensation:

     I hereby agree to defer my Compensation from the Company as follows:

           ________%  of my Base Salary for calendar y__________________; and/or

           ________%  of my Bonus for calendar year ________________________.

     I understand that my election to defer receipt of my Base Salary and/or my Bonus shall continue for subsequent years in accordance with this Deferral Election Form until such time as I submit a "Notice of Adjustment of Deferral" (Exhibit C hereto) to the administrator at least fifteen (15) days prior to January 1 of any year under the Plan. Such adjustment will only take effect January 1 of the calendar year following the year in which it is executed. A Notice of Adjustment of Deferral can be used to adjust the amount of Base Salary and/or Bonus to be deferred or to discontinue deferrals altogether.

                          DISTRIBUTION ELECTION OPTIONS
                          -----------------------------

         In accordance with the terms of the Plan, I understand and agree that all Plan benefits shall be paid in the form I selected below at the time I complete this Deferral Election Form, and that such distribution form, once made by me, shall be irrevocable with respect to such Plan Year.

    2) Distribution Elections must be made not later than December 31, 2008, or if later, within thirty days after the Executive first becomes eligible to participate in the Plan.

     I understand and agree that all Plan Benefits shall be paid at the time and in the form I select below, and that such election shall be irrevocable with respect to such Plan Year. I also understand and agree that if I fail to select a time and form of benefit payment, I will be paid a lump sum. I also understand and agree that my Account shall be distributed within 30 days after the event giving rise to the distribution.

     Please Select either (A) or (B) below:

[ ]  (A)  Fixed Distribution Schedule or Specified Date
          ---------------------------------------------

          I hereby elect to receive (or begin to receive) my payments on _________________________ (enter month, date and year).

          Further, I hereby elect to receive the amount of my Account in the following form (check one):

                  _____  Lump Sum Distribution

                  _____ Substantially equal monthly installments over a period of 5 years

                  _____ Substantially equal monthly installments over a period of ___ years (not greater than 10 years)

 [ ] (B)  Separation from Service
          -----------------------

          In the event of my Separation from Service, I hereby elect to receive my Account in the following form (check one):

                  _____  Lump Sum Distribution

                  _____ Substantially equal monthly installments over a period of 5 years

                  _____ Substantially equal monthly installments over a period of ___ years (not greater than 10 years)

    3) Optional Elections: [Only complete if you desire a different distribution upon the occurrence of one of the following events other than what you selected under 2(A) or (B) above]

     Notwithstanding the foregoing, in the event of my Disability, death prior to Separation from Service, or in the event of a Change in Control of the Company, I hereby elect the following alternative distribution forms which will be paid (or begin to be paid) within 30 days of the Disability, death or Change in Control. I understand that these elections are optional, and that if not made, any relevant distribution will be made in accordance with my selection under 2(A) or (B) above:

[ ]  (A)  Disability
          -----------

          In the event that my service on the Board is terminated on account of my Disability, I hereby elect to receive my Account in the following form (check one):

                  _____  Lump Sum Distribution

                  _____ Substantially equal monthly installments over a period of 5 years

                  _____ Substantially equal monthly installments over a period of ___ years (not greater than 10 years)

[ ]  (B)  Death
          -----

          In the event of my death prior to Separation from Service, I hereby elect that my 9Account be distributed to my Beneficiary(ies) in the following form (check one):

                  _____  Lump Sum Distribution

                  _____ Substantially equal monthly installments over a period of 5 years

                  _____ Substantially equal monthly installments over a period of ___ years (not greater than 10 years)

[ ]  (C)  Change in Control
          -----------------

          In the event of a Change in Control of the Company, I hereby elect to receive my Account in the following form (check one):

                  _____  Lump Sum Distribution

                  _____ Substantially equal monthly installments over a period of 5 years

                  _____ Substantially equal monthly installments over a period of ___ years (not greater than 10 years)


     I understand that I am entitled to review or obtain a copy of the Plan, at any time, and may do so by contacting the Committee.

     This Deferral Election Form shall become effective upon execution (below) by both the Executive and a duly authorized officer of the Company.


         Dated this _______ day of ____________________, 200____.



--------------------------                  -----------------------------------
(Executive)                                 (Company's duly authorized Officer)

                                                                       Exhibit B

                          ATLANTIC COAST FEDERAL CORP.
                    2008 EXECUTIVE DEFERRED COMPENSATION PLAN

                             BENEFICIARY DESIGNATION


     Name of Executive: ___________________________

     The Executive hereby designates the following Beneficiary(ies) to receive any guaranteed payments or death benefits under the Plan, following his death:

PRIMARY BENEFICIARY:

Name:____________________________________   % of Benefit:_______________________

Name:____________________________________   % of Benefit:_______________________

Name:____________________________________   % of Benefit:_______________________


SECONDARY BENEFICIARY (if all Primary Beneficiaries pre-decease the Executive):


Name:____________________________________   % of Benefit:_______________________

Name:____________________________________   % of Benefit:_______________________

Name:____________________________________   % of Benefit:_______________________


     This  Beneficiary   Designation   hereby  revokes  any  prior   Beneficiary
Designation which may have been in effect and this Beneficiary Designation is revocable.


Date:
      --------------------------             ----------------------------------
                                             Executive

                                                                       Exhibit C

                          ATLANTIC COAST FEDERAL CORP.
                    2008 EXECUTIVE DEFERRED COMPENSATION PLAN

                        NOTICE OF ADJUSTMENT OF DEFERRAL



To:          Atlantic Coast Federal Corp.
Attention:   Committee, 2008 Executive Deferred Compensation Plan


     I hereby give notice of my election to adjust the amount of my Compensation deferral in accordance with my Deferral Election Form, dated the ____ day of __________, 20__. This notice is submitted fifteen (15) days prior to January 1st, and shall become effective January 1st, as specified below.


Adjust deferral as of:             January 1st, 20____


New Deferral Amount                                   % per month
                                   -----------------
                                   (to discontinue deferral, enter $0)


Previous Deferral Amount                              % per month
                                   -----------------


                                   ---------------------------------
                                   Executive


                                   Date:
                                        ----------------------------

                                   Acknowledged by:
                                                   -----------------

                                   Title:
                                         ---------------------------

                                   Date:
                                         ---------------------------

                                      C-1